EXHIBIT 10.64

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of November 15, 2011 (“Effective Date”) is entered into by and between Blue Earth, Inc., a Nevada corporation (herein referred to as the “Company”) and Remanco, Inc., a Delaware corporation (herein referred to as the “Consultant”).

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Bulletin Board; and,

WHEREAS, Company desires to engage the services of Consultant to consult with Company management concerning certain Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Term of Consultancy.  Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending on November 14, 2012, unless otherwise mutually agreed to by the parties.

2.

Duties of Consultant.  The Consultant agrees that it will generally provide the following specified consulting services during the term specified in Section 1, above.

(a) At the Company's request, review with Company's management any or all of the Company’s strategic plans, financing plans, budgeting plans, product offerings, potential mergers & acquisitions, and proposed additions to the Company’s management team and Board of Directors.

3.

Allocation of Time and Energies.  The Consultant hereby promises to perform and discharge faithfully the responsibilities, which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company. It is also understood that the Company is entering into this Agreement with Consultant, a corporation, and not any individual member or employee thereof.

4.

Remuneration.

4.1

For undertaking this engagement, the Company agrees to pay to the Consultant a “Consulting Fee” of $100,000 payable through the issuance of Seventy Nine Thousand, Three Hundred and Sixty Eight (79,368) shares of the Company’s Common Stock (“Common Stock” and collectively, the “Shares”).  The Shares shall be fully paid and non-assessable upon the full execution of this Agreement and shall be issued to Consultant on or before December 8, 2011.

4.2

The Company has a pending S-1 registration statement and will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to include within the coverage of the pending S-1 and each such registration statement (except as hereinafter provided) the Shares that Consultant has advised Company that Consultant wishes to register pursuant to such registration statement for resale and distribution, to prosecute each such registration statement diligently to effectiveness, and to cause such registration statement to become effective as promptly as practicable .  In that regard, the Company makes no representation or warranties as to its ability to have any registration statement declared effective.  In the event the Company is advised by the staff of the SEC, or any applicable self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Company, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Consultant's rights to any other registration statement.

4.3

Company warrants that the Shares issued to Consultant under this Agreement by the Company shall be or have been validly issued, fully paid and non-assessable and that the Company’s board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

4.5

Consultant acknowledges that the Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Act.  As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. If and when Consultant elects to sell any of the Shares issued to it pursuant to this Agreement, in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of any restrictive legend indefinitely if such sale is pursuant to Rule 144, provided that the Consultant delivers reasonably requested representations in support of such opinion.  The Company agrees to bear all of the cost(s) of any such legal opinion(s) and removal of restrictive legends and reissuance of shares free of restrictive legends.

4.6

In connection with the acquisition of the Shares, Consultant represents and warrants to Company, to the best of its/his knowledge, as follows:

(a)

Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information that the Consultant has requested.

(b)

Consultant’s investment in restricted securities is reasonable in relation to the Consultant’s net worth, which is in excess of ten (10) times the Consultant’s cost basis in the Shares.  Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment.  Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss.  Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares.  Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

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(c)

Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5.

Expenses.  Consultant agrees to pay for all its expenses other than travel as specifically requested by the Company, which shall be approved by the Company in writing prior to its incurring an obligation for reimbursement.

6.

Legal Representation.  Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

7.

Status as Independent Contractor.  Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

8.

Attorney's Fee.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.

Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.

Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Blue Earth, Inc.

Johnny Thomas, CEO

2298 Horizon Ridge Parkway; Suite 205

Henderson, NV 89052

Phone – (702) 263-1808
Fax – (702) 263-1824

jthomas@blueearthinc.com

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To the Consultant:

Remanco, Inc.

David Lies, President

1701 E Lake, #260

Glenview, Illinois

Phone:  (847) 901-4200

Fax: 847-901-4700

dlies@remancoinc.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

12.

Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada.

13.

Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.  A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Company:

BLUE EARTH, INC.

By: /s/ Johnny Thomas

Name: Johnny Thomas

Title:

CEO

Consultant:

REMANCO, INC.

By:/s/ David Lies

Name:

David Lies

Title:

President

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